REVERSAL LOAN AND CONTROL SHARE PLEDGE AND SECURITY AGREEMENT

THIS REVERSAL LOAN AND CONTROL SHARE PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made this 8th day of August, 2007, by and among CROMWELL URANIUM HOLDINGS, INC., an Arizona corporation (“Borrower”), Robert McIntosh (the “Stockholder”), and CROMWELL URANIUM CORP., a Nevada corporation (“Lender”).

WITNESSETH:

WHEREAS, Lender, Stockholder and Borrower have entered into a certain Reversal Agreement (“Reversal Agreement”) of even date herewith (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Reversal Agreement);

WHEREAS, pursuant to the Reversal Agreement; among other provisions, the Stockholder is purchasing the Company Shares from the Company for a Purchase Price consisting of the Merger Shares and, as additional consideration, the return of the Capital Infusion;

WHEREAS, to provide Borrower with the opportunity to repay a portion of the Capital Infusion over time, Lender has agreed to provide Borrower with a temporary loan in the amount of $557,927.30;

WHEREAS, in order to secure the Borrower’s obligations under such loan including, but not limited to, the Borrower’s obligations under the Note and Security Agreement (herein referenced), both dated as of even date herewith, the Stockholder has agreed to pledge to the Lender 100 shares of Borrower’s common stock (the “Borrower Control Shares”) which will constitute 100% of the outstanding capital stock of Borrower, on a fully-diluted basis;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Lender, intending to be legally bound, agree as follows:

ARTICLE I - LOAN

1.1. Loan. Lender agrees, on the terms and conditions of this Agreement, to make a loan to Borrower in the amount of Five Hundred Fifty Seven Thousand Nine Hundred Twenty Seven Dollars and Thirty Cents ($557,927.30) (the “Loan”). Upon the execution and delivery of this Agreement (the “Loan Date”), the full amount of the Loan to Borrower shall be deemed to have been disbursed to the Borrower.

1.2. The Note. Borrower has authorized the issuance of a promissory note (the “Note”) made in favor of Lender by Borrower, which shall be in the form set forth in Exhibit A attached hereto. The Loan shall bear interest at the rate of nine percent (9%) per annum, and shall be due and payable to the order of Lender on November 15, 2007 (the “Due Date”); provided, however, that from and after an Event of Default, as defined in Article VI hereof, such interest rate shall increase to fifteen percent (15%) per annum.

1.3. Payments. Borrower will begin making consecutive monthly interest only payments on the Loan of accrued interest commencing thirty (30) days after the date hereof and continuing through the Due Date, at which time Borrower shall repay the unpaid principal amount of the Loan, together with accrued and unpaid interest. Borrower may prepay the Loan, in whole or in part, together with accrued interest thereon, at any time without penalty.

ARTICLE II – SECURITY

As collateral security for Borrower’s obligations hereunder and under the Note, Borrower will grant and pledge a security interest in all of its respective assets to Lender, upon the terms and conditions of a Security Agreement in the form set forth in Exhibit B attached hereto, which is being executed and delivered simultaneously herewith. As an additional inducement to Lender to make the Loan hereunder, the Stockholders will pledge the Borrower Control Shares, as provided for below. All certificates representing the Borrower Control Shares, shall be deposited into escrow pursuant to the Pledge and Escrow Agreement (the “Escrow Agreement”) being executed simultaneously herewith.

ARTICLE III – BORROWER CONTROL SHARES

3.1 Rights Relating to Borrower Control Shares. Prior to the occurrence of an Event of Default (as defined herein), (i) the Lender shall have no right to vote the Borrower Control Shares at any meeting of the Borrower’s stockholders, and (ii) the Lender shall have no right to assign or transfer the Borrower Control Shares. Upon the occurrence of such an Event of Default, the Lender shall be entitled (X) to vote the Borrower Control Shares, and (Y) to assign or transfer such Borrower Control Shares, and to enjoy all other rights and privileges incident to the ownership of the Borrower Control Shares. Lender shall credit against the amounts owed on the Loan, any dividends or distributions received with respect to the Borrower Control Shares, and any proceeds received from the sale or disposition of the Borrower Control Shares.

3.2 Release of Pledged Shares from Pledge and Borrower Control Shares from Escrow. Upon the payment of all amounts due to the Lender under the Loan Documents by repayment in accordance with the terms of the Note, the parties hereto shall notify the Escrow Agent, as such term is defined in the Escrow Agreement, to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the party designated in the notice the Transfer Documents and the certificates representing the Borrower Control Shares. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Lender under the Loan Documents, by repayment in accordance with the terms of the Note, this Agreement and Lender’s security interest and rights in and to the Borrower Control Shares shall terminate.

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ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower (together with the Stockholder, with respect to Section 4.11 below) represents and warrants to Lender as follows:

4.1. Organization. Borrower is a corporation duly existing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Borrower, or the ability of Borrower to carry out their respective obligations under the Loan Documents (as defined in Section 4.2 below) (a “Company Material Adverse Effect”).

4.2. Subsidiaries. Borrower has no Subsidiaries. For purposes of this Agreement, a “Subsidiary” means any corporation, partnership, joint venture or other entity in which Borrower has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

4.3. Authorization. All corporate action on the part of Borrower and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Borrower under this Agreement, the Note, the Security Agreement, the Escrow Agreement and all other documents necessary or desirable in connection with the Loan (collectively, the “Loan Documents”) to which any of them may be a party have been taken. This Agreement, the Note, the Escrow Agreement and the Security Agreement, when executed and delivered by Borrower, shall constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

4.4. Absence of Conflicts. The execution, delivery and performance of this Agreement and each of the other Loan Documents is not in conflict with nor does it constitute a breach of any provision contained in Borrower’s organizational documents, nor will it constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

4.5. Consents and Approvals. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of Borrower’s business as currently conducted, or are required by law.

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4.6 Capitalization. The authorized and outstanding share capital of Borrower consists of 100,000 shares of common stock, $0.01 par value, of which 100 shares are outstanding as of the date of this Agreement. There are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of Borrower. Borrower has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. No shares of Borrower capital stock are subject to a right of withdrawal or a right of rescission under any applicable securities law. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Borrower. To the Knowledge of the Borrower, except as otherwise contemplated by this Agreement, there are no agreements to which the Borrower is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under any applicable securities laws, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Borrower. To the Knowledge of the Borrower, there are no agreements among other parties, to which the Borrower is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Borrower.

4.7. Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, to the Knowledge of Borrower, threatened against Borrower at law or in equity, and to Borrower’s Knowledge, there is no basis for any of the foregoing. There are no unsatisfied judgments, penalties or awards against or affecting Borrower or its businesses, properties or assets. Borrower is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by Borrower with respect to any order, writ, injunction or decree known to or served upon Borrower of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Borrower pending or threatened against others. Borrower has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services the violation of which would have a Company Material Adverse Effect. There is no existing law, rule, regulation or order, and Borrower has no Knowledge of any proposed law, rule, regulation or order, whether foreign, federal or state, that would prohibit or materially restrict Borrower from, or otherwise materially adversely affect Borrower in, conducting its businesses in any jurisdiction in which it is now conducting business.

As defined in this Agreement, “Knowledge” of Borrower means the actual knowledge by a director or officer of Borrower of a particular fact or circumstance or such knowledge as may reasonably be imputed to such person as a result of his actual knowledge of other facts or circumstances as well as any other knowledge which such person would have possessed had they made reasonable inquiry of appropriate employees and agents of Borrower with respect to the matter in question.

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4.8. Absence of Certain Events. To the Borrower’s Knowledge, there is no existing condition, event or series of events which reasonably would be expected to have a Company Material Adverse Effect.

4.9 Title to Property and Assets. Borrower does not own any real property. Borrower has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Company Material Adverse Effect. With respect to properties and assets it leases, Borrower is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Company Material Adverse Effect.

4.10. Governmental Permits. Borrower holds all licenses, franchises, permits and other governmental authorizations which are required for the conduct of any aspect of Borrower’s business, as presently conducted and as presently contemplated to be conducted, including, but not limited to, all such business operations contemplated by, or incident to, the Transactions. All such licenses, franchises, permits and other governmental authorizations are valid and current, and Borrower has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Borrower has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such licenses, franchises, permits and other governmental authorizations, and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. The consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

4.11 Borrower Control Shares. The Borrower Control Shares have been duly and validly authorized for issuance and pledge pursuant to this Agreement and, when issued and delivered as provided hereunder, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Borrower or any other person other than restrictions on transfer provided for in the Loan Documents. As used in this Agreement “Lien” means a lien, charge, security interest, right of first refusal, preemptive right, mortgage, pledge, title retention device, or other encumbrance or restriction.

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ARTICLE V - COVENANTS OF BORROWER

So long as the Note is outstanding, Borrower agrees that, unless Lender shall give its prior consent in writing:

5.1. Ordinary Course. Borrower shall carry on its business in the ordinary course substantially as conducted heretofore, and shall not engage in any transaction outside of the ordinary course of business.

5.2. Maintain Properties. Borrower shall maintain its properties and facilities in good working order and condition, reasonable wear and tear excepted.

5.3. Performance under Agreements. Borrower shall perform all of its obligations under agreements relating to or affecting its assets, properties or rights.

5.4. Maintenance of Business Organization. Borrower shall maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relationships with Borrower.

5.5. Compliance with Permits. Borrower shall maintain compliance with all permits, laws, rules and regulations, consent orders and all other orders of applicable courts, regulatory agencies, and similar governmental authorities.

5.6. Leases. Borrower shall maintain its present leases in accordance with their respective terms, and shall not enter into new or amended lease instruments.

5.7. Payments. Except with respect to the Loan, Borrower shall not make any payment, or incur any obligation to make any payment in the ordinary course of business in excess of $25,000 without the prior written consent of the Lender.

5.8. Loan Documents. Borrower shall comply in all respects with the terms of all other Loan Documents.

5.9. Indebtedness. Borrower shall not incur any indebtedness other than: (i) trade debt incurred in the ordinary course of business, (ii) purchase money obligations in the ordinary course of business up to $25,000, or (iii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves.

5.10. Liens. Borrower shall not permit to exist against any of its assets any Lien except for (i) Permitted Liens (as defined in the Security Agreement), (ii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves, or (iii) deposits or pledges for goods or services made in the ordinary course of business.

5.11. Mergers. Borrower shall not merge or consolidate with or into any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control (whether in one transaction or in a series of related transactions) of assets (whether now owned or hereafter acquired) having a fair market value of more than $25,000 at the time(s) of transfer, or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to any person, except sales or other dispositions of assets in the ordinary course of business.

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5.12. Issuance of Capital Stock. Borrower shall not issue, or agree or commit to issue, any shares of capital stock, or to issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture or other instrument or obligation which has the power to vote in respect to the corporate affairs and management of Borrower.

5.13. Charter Documents. Borrower shall not make any amendment to its Certificate of Incorporation or its By-Laws.

Within three (3) business days following Borrower’s request for a waiver of any provision of this Article V, the Lender shall provide Borrower with their response to such request.

ARTICLE VI - DEFAULTS AND REMEDIES

6.1. An “Event of Default” occurs if:

(a) Borrower defaults in the payment of any principal or interest of the Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(b) Borrower defaults in the performance or observance of any other agreement, term or condition contained in the Note or the other Loan Documents; or

(c) Borrower shall default in the payment of any principal of, or premium, if any, or interest on, any other indebtedness in excess of $25,000 or obligation with respect to borrowed money after expiration of any grace or cure period or shall default in the performance of any material term of any instrument evidencing such indebtedness or of any mortgage, indenture or agreement relating thereto after expiration of any grace or cure period, and the effect of such default is to cause or to permit the holder or holders of such obligation to cause, such indebtedness or obligation to become due and payable prior to its stated maturity; or

(d) Borrower pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

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(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) is the debtor in an involuntary case which is not dismissed within thirty (30) days of the commencement thereof, or

(f) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) provides for relief against Borrower in an involuntary case,

(ii) appoints a Custodian of Borrower for all or substantially all of its property, or

(iii) orders the liquidation of Borrower,

(g) A final judgment for the payment of money in an amount in excess of $25,000 shall be rendered against Borrower (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which the right to appeal has expired;

(h) Any representation or warranty made by Borrower in this Agreement, any other Loan Document or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which such representation or warranty was made; or

(i) An event shall occur or there exist facts or circumstances which create or result in a Company Material Adverse Effect;

then and in any such case (x) upon the occurrence of any Event of Default described in paragraphs (e) or (f), the unpaid principal amount of and accrued interest on the Note shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower, and (y) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the Lender may, at its option, by notice in writing to Borrower, declare the Note to be, and the Note shall thereupon be and become, immediately due and payable, together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by Borrower.

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Upon the occurrence of any Event of Default, the holder of the Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by it, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, the Security Agreement or pursuant to applicable law. Borrower shall pay to the holder of the Notes upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article, including without limitation reasonable attorneys’ fees, expenses and disbursements.

No course of dealing and no delay on the part of the holder of the Note in exercising any of its rights shall operate as a waiver thereof or otherwise prejudice the rights of such holders, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Note on the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

6.2 Rights with Regard to the Borrower Control Shares.

(a) If any one or more of the Events of Default shall occur or shall exist, the Lender may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Borrower Control Shares in any way permitted by law, or upon fifteen (15) days prior written notice to the Borrower and the Stockholders, sell any or all Borrower Control Shares at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Lender, in its sole discretion, may elect, or sell any or all Borrower Control Shares at public auction, either for cash or on credit, as the Lender, in its sole discretion, may elect, and at any such sale, the Lender may bid for and become the purchaser of any or all such Borrower Control Shares. Pending any such action the Lender may liquidate the Borrower Control Shares.

(b) If any one or more of the Events of Default shall occur or shall exist, the Lender may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Borrower Control Shares or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower or the Stockholders, without affecting the Borrower’s or the Stockholder’s liability under this Agreement or the Notes. Each of the Borrower and the Stockholder waives notice of acceptance, of nonpayment, protest or notice of protest or any of its contract rights and any other notices to which the Borrower or the Stockholder may be entitled.

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(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Lender shall have such additional rights and remedies in respect of the Borrower Control Shares or any portion thereof as are provided by the Uniform Commercial Code (the “Code”) as in effect in the State of New York and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower and the Stockholder expressly waive.

(d) The Lender shall apply the Proceeds, as defined in the Code, of any sale or liquidation of the Borrower Control Shares, first to the payment of the reasonable costs and expenses incurred by the Lender in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as the Lender, in its sole discretion, may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

6.3. For purposes of this Article, the following definitions shall apply:

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or equivalent law of a non-U.S. jurisdiction.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

ARTICLE VII – NOTICES

All notices, requests and demands shall be given to or made upon the respective parties hereto in writing, such address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when duly deposited in the mails (by overnight delivery by a nationally-recognized overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested) with a copy via facsimile. Unless the parties designate otherwise, notices should be addressed as follows:

If to Borrower or to the Stockholders:

Cromwell Uranium Holdings, Inc.
8655 East Via De Ventura
Suite G2000
Scottsdale, AZ 85258
Attn: Robert McIntosh, Chief Executive Officer
Facsimile: [insert]

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with a copy to:

[insert counsel]

If to Lender:

Cromwell Uranium Corp.
1640 Terrace Way
Walnut Creek, CA 94597
Attn: David Rector, President and Chief Executive Officer
Facsimile: (925) 930-6338

with a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

ARTICLE VIII – CONDITIONS TO THE LOAN

8.1 Conditions to Borrowing. The obligation of the Lender to make the Loan is subject to the satisfaction of such of the following conditions as shall not have been expressly waived in writing by the Lender:

(a) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Loan Date;

(b) immediately before and after the making of the Loan, no Event of Default shall have occurred and be continuing;

(c) receipt by the Lender of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity and enforceability of the Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Lender.

ARTICLE IX – MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

9.2. Amendment. This Agreement may be amended, modified or terminated only by an instrument in writing signed by all parties.

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9.3. No Assignment. Neither this Agreement nor any right or obligation provided for herein may be assigned by any party without the prior written consent of the other parties.

9.4. Successors. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

9.5. Counterparts. The Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

9.6. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

9.7. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

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IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan and Control Share Pledge and Security Agreement to be duly executed as of the day and year first above written.

LENDER:		BORROWER:

CROMWELL URANIUM CORP.		CROMWELL URANIUM HOLDINGS, INC.

By:	/s/ David Rector	By:	/s/ Robert McIntosh
Name: David Rector		Name:Robert McIntosh
Title: Chief Executive Officer		Title: Chief Executive Officer

STOCKHOLDER:

/s/ Robert McIntosh

ROBERT MCINTOSH

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EXHIBIT A

Promissory Note

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EXHIBIT B

Security Agreement

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